UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) August 16, 2022

Vishay Intertechnology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-7416	38-1686453
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

63 Lancaster Avenue Malvern, PA	19355-2143
(Address of Principal Executive Offices)	Zip Code

Registrant's telephone number, including area code 610-644-1300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of exchange on which registered
Common stock, par value $0.10 per share	VSH	New York Stock Exchange

Item 8.01 – Other Events

In February 2022, the Board of Directors of Vishay Intertechnology, Inc. (“Vishay”) approved, and Vishay announced, a Stockholder Return Policy (“SHRP”), which set forth the intention of Vishay to annually return to stockholders at least 70% of free cash flow, net of scheduled principal payments of long-term debt, directly in the form of dividends, or indirectly, in the form of stock repurchases.

Since February 2022, as of August 15, 2022, Vishay has paid aggregate dividends of $28.8 million and has purchased approximately 2.3 million shares of common stock in open market transactions for approximately $43.4 million.

On August 16, 2022, Vishay's Board of Directors approved the repurchase of an additional 6.0 million shares of common stock, effective from and after July 2, 2022 (the end of the second fiscal quarter), to enable the operation of the SHRP for the foreseeable future.

Also on August 16, 2022, Vishay's Board of Directors declared a quarterly cash dividend of $0.10 per share of common stock and Class B common stock outstanding payable on September 28, 2022 to stockholders of record at the close of business on September 9, 2022.

Further implementation of the Stockholder Return Policy is subject to future declarations of dividends by the Board of Directors, market and business conditions, legal requirements, regulatory and tax matters, and other factors.  The policy sets forth Vishay’s intention, but does not obligate Vishay to acquire any shares of common stock or declare any dividends.  The Company has no current intent to change its dividend level.  The SHRP may be terminated or suspended at any time at Vishay’s discretion, in accordance with applicable laws and regulations.

A copy of the press release announcing the August 16 dividend declaration is attached as Exhibit 99.1 to this report.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press release dated August 16, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 16, 2022

VISHAY INTERTECHNOLOGY, INC.

By:	/s/ Lori Lipcaman

Name:	Lori Lipcaman
Title:	Executive Vice President and
Chief Financial Officer